SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                           AMENDMENT NO. 1 TO FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             Ralston Purina Company
             (Exact name of registrant as specified in its charter)



          Missouri                                                  43-0470580
(State  or  other  jurisdiction  of                                (IRS Employer
incorporation  or  organization)                             Identification No.)



Checkerboard  Square,  St.  Louis,  Missouri                             63164
   (Address of principal executive offices)                           (Zip Code)



Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:


          Title  of  each  class               Name of each exchange on which
          to  be  so  registered               each class is to be registered
          ----------------------               ------------------------------

     Common  Stock  Purchase  Rights       The Chicago Stock Exchange, Inc.
                                           New  York  Stock  Exchange,  Inc.
                                           Pacific Stock  Exchange, Incorporated



Securities  to  be  registered  pursuant  to  Section  12  (g)  of  the  Act:


                                      None
                                (Title of Class)

                                     ITEM 2.
                                     -------

                                    Exhibits
                                    --------


     No. 1: Form of Rights Agreement dated as of March 28, 1996, as amended May 28, 1998, between Ralston Purina Company and Norwest Bank N.A., as successor to Boatmen's Trust Company which includes as Exhibit B the form of Right Certificate.


                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf of the undersigned, thereto duly authorized.


                                  RALSTON  PURINA  COMPANY




Date: January  21,  1999          By:  /s/ James M. Neville
                                     James M. Neville
                                     Vice President and General Counsel